August 2026 Investor Presentation Exhibit 99.1

Safe Harbor Statement When we refer to “AWI,” the “Company,” “we,” “our” or “us,” we are referring to Armstrong World Industries, Inc. and its subsidiaries. Certain statements in this presentation may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements are subject to various risks and uncertainties and include all statements that are not historical statements of fact and those regarding our intent, belief or expectations, including, but not limited to, our expectations concerning our markets and demand for our products, tariffs, broader economic conditions and their effect on our operating results; our expectations regarding the payment of dividends and stock repurchases; and our ability to increase revenues, earnings and earnings before interest, taxes, depreciation and amortization. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “outlook,” “target,” “predict,” “may,” “will,” “would,” “could,” “should,” “seek,” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. A more detailed discussion of the risks and uncertainties that could cause our actual results to differ materially from those projected, anticipated or implied is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections of our reports on Form 10-K and Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”), including our quarterly report for the quarterly period ended June 30, 2026. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update any forward-looking statements beyond what is required under applicable securities law. In addition, this presentation includes references to non-Generally Accepted Accounting Principles in the United States (“GAAP”) financial measures within the meaning of SEC Regulation G. A reconciliation of the differences between these measures with the most directly comparable financial measures calculated in accordance with GAAP is included within this presentation and available on the Investor Relations page of our website at www.armstrong.com. The full year guidance in this presentation is effective only as of the date it was given, July 28, 2026, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance.

Basis of Presentation Explanation Results throughout this presentation are presented on a normalized basis. We remove the impact of certain discrete expenses and income in certain measures including adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), adjusted diluted earnings per share (“EPS”) and adjusted free cash flow. The Company excludes certain acquisition related expenses (i.e. – impact of adjustments related to the fair value of inventory, third-party professional fees and changes in the fair value of contingent consideration for acquisitions). The Company also excludes all acquisition-related intangible amortization from adjusted net earnings and in calculations of adjusted diluted EPS. Examples of other excluded items have included plant closures, restructuring charges and related costs, impairments, separation costs and other cost reduction initiatives, environmental site expenses and environmental insurance recoveries, endowment level charitable contributions, the impact of defined benefit plan settlements, gains and losses on sales or impairment of fixed assets, and certain other gains and losses. The Company also excludes income/expense from its U.S. Retirement Income Plan (“RIP”) in the non-GAAP results as it represents the actuarial net periodic benefit credit/cost recorded. For all periods presented, the Company was not required to and did not make cash contributions to the RIP based on guidelines established by the Pension Benefit Guaranty Corporation, nor does the Company expect to make cash contributions to the plan in 2026. Adjusted free cash flow is defined as cash from operating and investing activities, adjusted to remove the impact of cash used or proceeds received for acquisitions and divestitures, environmental site expenses and environmental insurance recoveries. Management's adjusted free cash flow measure includes returns of investment from WAVE and cash proceeds received from the settlement of company-owned life insurance policies, which are presented within investing activities on our consolidated statement of cash flows. Investors should not consider non-GAAP measures as a substitute for GAAP measures. Excluding adjusted diluted EPS, non-GAAP figures are rounded to the nearest million and corresponding percentages are based on unrounded figures. Operating Segments: “MF”: Mineral Fiber, “AS”: Architectural Specialties, “UC”: Unallocated Corporate We define “organic” as total company and/or AS results excluding the impact of the February 2026 acquisition of Event Scape Inc. and Eventscape U.S. Holdings Inc. (collectively, “Eventscape”), the December 2025 acquisition of FGM-Parallel LLC (“Parallel”) and the September 2025 acquisition of Geometrik Manufacturing, Inc. (“Geometrik”). All dollar figures throughout the presentation are in $ millions, except per share data, and all comparisons are versus the applicable prior-year period unless otherwise noted. Figures may not sum due to rounding.

Armstrong World Industries, Inc.

NYSE
AWI

An Americas leader in the design and manufacture of innovative interior and exterior architectural applications including ceilings, specialty walls and exterior metal solutions

Full Year 2025 Consolidated Results[1]

$1,621M	$555M	$7.41	$346M
Net Sales	Adj. EBITDA*	Adj. Diluted EPS*	Adj. Free Cash Flow*

For more than 165 years, we have built our business on **trust and integrity**

24 Operating Facilities[2]

~4,000 Employees



Headquartered in
Lancaster, PA



Mineral Fiber

$1,031M Net Sales

$448M Adj. EBITDA*

WAVE WORTHINGTON ARMSTRONG VENTURE Joint Venture



Architectural Specialties

$590M Net Sales

$108M Adj. EBITDA*

Key Verticals and contribution to AWI Net Sales**

Education	Office[3]	Healthcare	Retail	Transportation
30%	30%	20%	10%	10%

*Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure | **Based on internal company estimates.
1. Includes impacts from Unallocated Corporate segment. | 2. Excluding 7 WAVE facilities. | 3. Includes data centers.

4

The Armstrong Purpose Making a positive difference in the spaces where we… Live Work Learn Heal Play It matters to us, and it matters to our stakeholders 5

Our workforce will be safe, diverse, inclusive and fulfilled, and we will actively contribute to our local communities. Our electricity will be either directly or indirectly sourced through renewable energy, and we will reduce carbon, GHG waste and water impacts of our products and solutions. We are committed to responsible sourcing and to providing transparency in our products. In addition, we will design our products to minimize waste and pollution, support circularity and contribute to the regeneration of natural systems. Three Pillars guide our sustainability program, each with their own ambitions. We aim to lead a transformation in the design and building of spaces so that occupants, owners, operators and communities can thrive. Our Approach AWI Sustainability Website Additional Resources: 2026 Sustainability Report Healthy and Circular Products Sustainability is Integral to Our Success Healthy Planet Thriving People and Communities

1. AWI Net Sales represents AWI on a Continuing Operations (Americas, ceilings and walls only) basis. Creating a Differentiated and Focused Building Products Company AWI Net Sales1 2013 2016 2021 2025 2014 2015 2017 2018 2019 2020 2022 2023 2024 Added digital capabilities to better serve our customers Sold international business to focus on the Americas Began expanding AS portfolio with acquisitions Separated from flooring company to focus on ceilings and walls Launched innovative energy saving ceilings Launched expanded suite of data center solutions Completed 14 AS acquisitions between 2017 and 2025 10% CAGR 6% CAGR 2% CAGR Pre-Spin

Why Invest in AWI? Value Creation for Shareholders Unique company in an attractive industry Complementary, high performing segments Strong financial returns Focused strategy for consistent, profitable growth

Why Invest in AWI? Value Creation for Shareholders Unique company in an attractive industry Complementary, high performing segments Strong financial returns Focused strategy for consistent, profitable growth

*Based on internal company estimates. Ceiling and wall solutions matter in designing high-performing spaces Uniquely Positioned to Win in an Attractive Category Attractive Category Ceilings and wall category has distinctive attributes in the building products industry Why We Win As the industry leader, AWI is advantageously positioned to win within this category Strong and trusted brand Broadest, most innovative product portfolio Specification excellence through deep and long-standing relationships with architects and designers Large manufacturing scale with strong exclusive distribution partners Operational excellence supporting best-in-class service and quality A culture that fosters empowerment, innovation, teamwork and execution across functional areas Consolidated industry structure with exposure to diverse end markets Large Mineral Fiber installed base (est. at ~40 Billion ft2)* generates stable and repeating repair & remodel demand  Highly specified, high-value products with few  cost-effective substitutes Customers demonstrate brand loyalty; rewarding performance, service and innovation  Ceilings are an integral part of evolving solutions to meet increasing demand for total indoor environmental quality

*12-to-24-month outlook based on internal company estimates and Dodge data and analytics. | **Based on internal company estimates. 1. According to the Federal Aviation Administration. | 2. Includes data centers. Diverse End Markets Drive Stability Throughout Cycles End Market Vertical Outlook* 10% Retail Slightly Negative Lingering headwinds from online shopping largely balanced by population shifts to suburbs and multi-use in urban areas 10% Transportation Positive Funding infusion from Infrastructure Investment and Jobs Act totaling $15 billion1 for airports through 2026 20% Healthcare Slightly Positive Continued growth in hospitals and urgent care centers driven by demographic shifts 30% Office2 Neutral-to-Improving New construction starts from prior years, increasing back-to-office mandates and data center growth offsetting lingering economic uncertainty 30% Education Neutral Stable state and local government funding partially offset by demographic trends % AWI Sales by Vertical** Outlook* Market Insights

Why Invest in AWI? Value Creation for Shareholders Unique company in an attractive industry Complementary, high performing segments Strong financial returns Focused strategy for consistent, profitable growth

Complementary Segments with Strong Profitability



Mineral Fiber Segment

7%
5-Year Net Sales CAGR[1]

$1,031M
2025 Net Sales

44%
2025 Adj. EBITDA Margin*


New
30%
Major Reno
35%
Net Sales by Project Type[2]
Repair and Remodel
35%

Key Attributes

- Consistent AUV[3] growth supported by innovation
- Targeted manufacturing productivity of ~3% annually
- Diverse verticals and project types lessen cyclicality
- Equity earnings contribution from WAVE



Architectural Specialties Segment

23%
5-Year Net Sales CAGR[1]

$590M
2025 Net Sales

18%
2025 Adj. EBITDA Margin*


New
50%
Net Sales by Project Type[2]
Major Reno
50%

Key Attributes

- Focused on major renovation and new construction
- Includes high design, custom projects for statement spaces
- Lower capital requirements
- Strong growth and margin expansion opportunities

*Non-GAAP Measure. Reconciliations provided in the appendix of this presentation. | 1. CAGR represents 2020 to 2025 results. | 2. Based on internal company estimates. | 3. Average Unit Value.

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1. Through the year ended December 31, 2025. | 2. As of December 31, 2025. WAVE leverages the strengths and expertise of both parent companies Successful Joint Venture Creates Important Competitive Advantage Go to market expertise Steel procurement and supply chain management expertise Established in 1992 — 50/50 joint venture North American market leader in ceiling suspension system (grid) and integrated solutions Innovation mindset Over $500 million in sales in 2025 Over $860 million of cash dividends to AWI since 20171 7 U.S. plants2 ~480 employees2

Together Our Segments Deliver the AWI Total Customer Experience AWI is uniquely positioned to efficiently deliver a broad range of innovative, highly-specified solutions to our customers Specification Leadership Broadest Portfolio of Products Brand Strength Operational Excellence Best-in-Class Distribution Mineral Fiber Architectural Specialties Total Customer Experience

AWI is the Supplier of Choice for Large, Complex Projects

Virginia Tech Innovation Campus Academic Building One

ProjectWorks®


VT

ISEC 2026 Washington Building Congress Craftsman Award for Outstanding Architectural Millwork

Interior Design 2025 Best of Year Award in Large Higher Education

Interior Design 2025 Best of Year Award in Shining Moments

Products Specified


VT

AS: WoodWorks® ACGI Walls & Ceilings	MF: InvisAcoustics™ Ceiling Panels
AS: Turf® Design Acoustical Backer	WAVE: Axiom® Classic Trim
AS: Turf Slice Acoustical Panels	WAVE: FrameAll® Drywall Grid
AS: MetalWorks™ Torsion Spring	WAVE: Suprafine® XL® Grid
MF: Calla® Ceiling Panels	WAVE: Prelude® XL® Grid
MF: Ultima® Ceiling Panels	

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Why Invest in AWI? Value Creation for Shareholders Unique company in an attractive industry Complementary, high performing segments Strong financial returns Focused strategy for consistent, profitable growth

Focused Growth Strategy that Consistently Drives Value for Stakeholders Enhances our competitive advantage Expands volume and AUV growth potential Creates shareholder value Expected Outcomes Consistently strong financial performance Market-driven product innovation Acquisitions to build greater market opportunity Customer-centric growth initiatives

New Products and Features Consistently Rewarded by the Market 1. Product Vitality Index represents the percent of total sales from products introduced in the last 5 years. Pre-Spin and Post-Spin refers to the separation from Armstrong Flooring, Inc., completed on April 1, 2016. 2. US and Canada Mineral Fiber Commercial only. Innovation focused on emerging market needs Demonstrated Innovation Focus Proven Ability to Consistently Deliver AUV Growth Product Vitality Index1 Mineral Fiber AUV (Average Unit Value)2 Aesthetics Acoustics Fire Safety Labor Efficiency Energy Efficiency Sustainability 6% CAGR Pre-Spin Post-Spin

Innovation Focus: Reducing Energy Use and Carbon in the Built Environment

Solutions Aligned with Market Needs

Deliver Energy Savings

Reduce building HVAC costs and energy consumption by as much as 15%[1]

Enable LEED® Credits

Contributes to decarbonization-focused credits in multiple areas

Achieve Sustainability Goals

Reduce embodied and operational carbon emissions for building owners and operators

Recent Product Launches



Templok® Energy Saving Ceiling Panels

Improves thermal comfort, reduces heating and cooling needs, and contributes to a more efficient HVAC operation, resulting in a more sustainable, resilient space. May qualify for 40% or 50% U.S. federal tax credit[3], improving project ROI.



Ultima® Low Embodied Carbon (LEC) Ceiling Panels

Offers 43% reduction[2] in embodied carbon using sustainably produced, wood-sourced biochar that sequesters carbon resulting in a lower global warming potential.

Energy Savings Case Studies



Los Angeles Office Energy Modeling



Palm Springs Classroom Case Study

1. Cooling energy savings according to research estimates measured in lab tests. Results may vary.
2. Reduction in cradle-to-gate stages (A1-A3) impacts compared to standard Ultima® Panels.
3. This general information is not legal, tax, investment, financial, or other professional advice. You should consult your own qualified legal or tax advisor before acting on this information and for project-specific tax credit calculations.

20

Innovation Focus: Enabling High-Performance Data Centers Recent Product Launches Solutions Aligned with Market Needs Multi-Year, Macro-Driven Opportunity Supports long‑term growth driven by increasing demand for resilient digital infrastructure, underpinned by the continued expansion of cloud computing and AI. Robust, Differentiated Portfolio Builds on Armstrong’s core strengths in manufacturing and execution of complex, systems‑based solutions for mission‑critical environments. High-Performance, Scalable Data Center Design Supports higher power and structural loads, improves airflow and cooling efficiency, and enables fast, repeatable deployment across high‑density, multi‑site data center programs. DataZone™ Ceiling Panels Supports efficient airflow management and cooling performance in mission‑critical data center environments, with scalable integration into containment and infrastructure systems. DynaMax® & DynaMax® LT Structural Grid1 High‑load structural ceiling systems that support data center infrastructure requirements, including cable management and mechanical systems, while enabling flexible, future‑ready design. Containment Solutions1 Optimize airflow and cooling efficiency through integrated hot and cold aisle designs for data center environments, supporting reliable performance and scalable expansion as power densities increase. 1. Offerings manufactured by WAVE joint venture.

Strategic Initiatives Support Volume and AUV Growth

Large Installed Base Provides Sizable Opportunity to Influence Demand


~40B* ft²
of installed base
Annual Market New Construction*
Annual Market Major Reno and Repair and Remodel Volume*

Strategic Growth Initiatives

	kanopi By Armstrong Ceilings	ProjectWorks	Sustainable, Energy Efficient Buildings
Description	Digital platform to deliver end-to-end ceiling solutions, accessing untouched demand	Automated design service to deepen customer relationships, strengthen specifications and lower construction costs	Focus on energy saving products, construction efficiency, circularity and IEQ (indoor environmental quality) … a secular tailwind for renovation … including data centers and mission critical buildings
Key Stakeholders	Facility managers, small business owners, DIY	Designers, architects, contractors, owners	Building owners and occupants, designers, architects, energy service companies, data centers
GROWTH IMPACT			
Volume	Repair and Remodel	New and Major Reno	New, Major Reno, Repair and Remodel
AUV	Medium	High	High

*Based on internal company estimates.

22

1. 2023, 2024 and 2025 acquisition post-synergies are based on future expected results. Driving Profitable AS Topline Growth Through Both Acquisitions and Market Penetration AS Segment Net Sales (M) 22% CAGR ACQUISITIONS: AWI’s scale and focus drive synergies to enhance profitability and create value EBITDA MULTIPLES ~9x pre-synergy ~6x post-synergy1 23

Eventscape Acquisition[1] Expands Design and Fabrication Capabilities to More Applications in the Built Environment

EVENTSCAPE

At-a-Glance

Leader in the design, fabrication and installation of custom-built marquee architectural features that elevate how a space is experienced

~150 employees

2 production facilities
NYC and Toronto

~$30M sales in 2025







Clockwise from left: Royal Bank Plaza, Toronto, ON; Citibank HQ, New York, NY; Fly Condos, Toronto, ON.

1. Armstrong completed the acquisition of Event Scape, Inc. and Eventscape US Holdings, Inc. (collectively, "Eventscape") in February 2026.

24

Why Invest in AWI? Value Creation for Shareholders Unique company in an attractive industry Complementary, high performing segments Strong financial returns Focused strategy for consistent, profitable growth

*Non-GAAP measure. See appendix for reconciliation to the nearest GAAP measure. Resilient Business Model Creates Value for Shareholders Delivering consistent and exceptional results despite a challenging macro environment Net Sales ($M) Adjusted EBITDA* ($M) Adj Free Cash Flow* ($M) Adjusted Diluted EPS* 11% 4 Year CAGR 14% 4 Year CAGR 16% 4 Year CAGR 10% 4 Year CAGR

Strong Cash Flow Profile Supports All Capital Allocation Priorities ~$1.3B of Adj. Free Cash Flow* generated since 2021 Balanced Approach to Capital Allocation Adj. Free Cash Flow* Adj. Free Cash Flow Conversion*1 Capital Allocation Priorities Reinvesting into the business Strategic acquisitions & partnerships Returning cash to shareholders *Non-GAAP measure. See appendix for reconciliation to the nearest GAAP measure. | 1. Adj. Free Cash Flow Conversion represents Adjusted Free Cash Flow as a percentage of Adjusted EBITDA. 2. Reflects cash paid for acquisitions, net of or inclusive of cash acquired, and equity investments recorded as a component of cash (used for) provided by investing activities. 2023 excludes the acquisition of software-related intellectual property. 1 2 3 CapEx Acquisitions2 Share Repurchases Cash Dividends

Creating Value for Shareholders Unique company in an attractive industry Complementary, high performing segments Focused strategy for consistent, profitable growth Strong financial returns AWI Investor Value Proposition AWI vs S&P 500 and Russell 2000 $178 Share price performance indexed to $1001 AWI $157 S&P 500 $145 Russell 2000 1. The performance shown in the chart assumes $100 invested on December 31, 2023 through July 31, 2026, with dividends reinvested, and it should not be considered indicative of future performance.

Expecting strong growth across all key metrics Raising Full Year 2026 Guidance Midpoints1 Commentary2 Expect Mineral Fiber volume up ~1% on strong execution and growth initiatives … market conditions remain unchanged Expect Mineral Fiber AUV growth ~6% … delivering Adj. EBITDA Margin* expansion WAVE equity earnings expected to grow mid-single digits Organic AS high-single-digit top line growth … Adj. EBITDA Margin* of ~20% Guidance includes 2026 acquisition of Eventscape … adds incremental Sales and Adj. EBITDA* growth to Architectural Specialties $1,770M to $1,800M Net Sales 9% to 11% YoY Prior: $600M to $620M Adjusted EBITDA* 8% to 12% YoY Adjusted Diluted EPS* Prior: $8.15 to $8.45 10% to 14% YoY $8.30 to $8.50 12% to 15% YoY Adjusted Free Cash Flow* 9% to 14% YoY Prior: $1,745M to $1,785M 8% to 10% YoY $605M to $620M 9% to 12% YoY Prior: $375M to $395M $380M to $395M 10% to 14% YoY *Non-GAAP measure. See appendix for reconciliation to nearest GAAP measure. 1. As issued on July 28, 2026. | 2. Additional assumptions available in the appendix of this presentation.

Appendix

*Non-GAAP measure. 1. As issued on July 28, 2026. Full Year 2026 Assumptions1 Segment Net Sales Adjusted EBITDA Margin* Mineral Fiber ~7% growth (prior: 6% to 7%) ~44% Architectural Specialties 15-17% growth (prior: Mid-teens %) ~19% Consolidated Metrics Full Year 2026 Capital expenditures $100M to $110M Depreciation and amortization $119M to $124M Interest expense $29M to $31M (prior: $27M to $29M) Book / cash tax rate ~25% / ~22% Shares outstanding ~42.5M (prior ~43M) Cash return of investment from joint venture $114M to $122M Shipping Days vs Prior Year 2025 2026 Q1 (1) - Q2 - - Q3 - - Q4 - - Full Year (1) -

2021 – 2025 Adjusted EBITDA Reconciliation

	For the Twelve Months Ended December 31,				
	2021	2022	2023	2024	2025
Net Sales	**$1,107**	**$1,233**	**$1,295**	**$1,446**	**$1,621**
Net earnings	**$183**	**$203**	**$224**	**$265**	**$309**
Less: Net (loss) earnings from discontinued operations	(2)	3	-	-	-
Earnings from continuing operations	**$185**	**$200**	**$224**	**$265**	**$309**
Add: Income tax expense, as reported	57	58	75	82	92
Earnings from continuing operations before tax	**$243**	**$258**	**$298**	**$347**	**$400**
Add: Interest/other income and expense, net	17	21	25	27	31
Operating income	**$260**	**$279**	**$324**	**$374**	**$431**
Add: RIP expense[1]	5	4	3	2	2
Add: Cost reduction initiatives and other	-	-	3	-	-
Add: Net environmental expenses	-	-	-	2	-
Add: Acquisition-related impacts[2]	10	19	11	4	2
Add/(Less): Loss (gain) on sales of fixed assets, net[3]	-	-	-	1	(1)
Adjusted operating income	**$275**	**$301**	**$340**	**$383**	**$435**
Add: Depreciation and amortization	97	84	89	103	120
Adjusted EBITDA	**$372**	**$385**	**$430**	**$486**	**$555**
Operating income margin (Operating income % of net sales)	23.5%	22.6%	25.0%	25.9%	26.6%
Adjusted EBITDA margin (Adj. EBITDA % of net sales)	33.6%	31.2%	33.2%	33.6%	34.3%

1. RIP expense represents only the plan service cost that is recorded within Operating income. For all periods presented, we were not required to and did not make cash contributions to our RIP.
2. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees, changes in fair value of contingent consideration, deferred compensation and restricted stock expenses.
3. In 2025, we recorded a gain on sale of a parcel of land at a Mineral Fiber plant. In 2024, we recorded a loss on sale of an undeveloped parcel of land adjacent to our corporate headquarters, which was partially offset by a gain on sale of our idled Mineral Fiber plant in St. Helens, Oregon.

32

2021 – 2025 Adjusted Diluted Earnings per Share Reconciliation For the Twelve Months Ended December 31, For the Twelve Months Ended December 31, 2021 2022 2023 2024 2025 Earnings from continuing operations $185 $200 $224 $265 $309 Add: Income tax expense, as reported 57 58 75 82 92 Earnings from continuing operations before income taxes $243 $258 $298 $347 $400 (Less)/Add: RIP (credit) cost1 - (1) (1) (1) 1 Add: Net environmental expenses - - - 2 - Add: Cost reduction initiatives and other - - 3 - - Add: Acquisition-related impacts2 10 19 11 4 2 Add: Acquisition-related amortization3 21 8 6 11 16 Add/(Less): Loss (gain) on sales of fixed assets, net4 - - - 1 (1) Adjusted earnings from continuing operations before income taxes $274 $283 $318 $364 $419 (Less): Adjusted income tax expense5 (65) (63) (79) (86) (96) Adjusted earnings from continuing operations $209 $220 $238 $277 $323 Diluted Shares Outstanding 47.9 46.4 44.8 44.0 43.6 Tax Rate6 24% 22% 25% 24% 23% Diluted earnings (loss) per share from continuing operations $3.86 $4.30 $4.99 $6.02 $7.08 Adjusted Diluted Earnings per share from continuing operations $4.36 $4.74 $5.32 $6.31 $7.41 RIP (credit) cost represents the entire actuarial net periodic pension (credit) recorded as a component of earnings from continuing operations. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees, changes in fair value of contingent consideration, deferred compensation and restricted stock expenses. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles. In 2025, we recorded a gain on sale of a parcel of land at a Mineral Fiber plant. In 2024, we recorded a loss on sale of an undeveloped parcel of land adjacent to our corporate headquarters, which was partially offset by a gain on sale of our idled Mineral Fiber plant in St. Helens, Oregon. Adjusted income tax expense is calculated using the tax rate multiplied by the adjusted earnings from continuing operations before income taxes. All years presented reflect the effective tax rate as reported.

2021 – 2025 Adjusted Free Cash Flow Reconciliation . Year Ended December 31, For the Three Months Ended March 31: 2021 2022 2023 2024 2025 Net cash provided by operating activities $187 $182 $234 $267 $356 Net cash (used for) provided by investing activities ($14) $28 ($10) ($79) ($4) Net cash provided by operating and investing activities $173 $211 $223 $188 $352 Add: Acquisitions, net 1 3 27 129 15 Add: Payments related to the sale of international, net1 12 - - - - (Less)/Add: Net environmental (recoveries) expenses (1) 1 1 - - Add: Arktura deferred compensation2 5 5 8 6 1 Add: Contingent consideration in excess of acquisition-date fair value2 - 2 5 - - (Less): Proceeds from sales of facilities3 - - - (24) (1) (Less): Non-recurring cash tax benefit due to 2025 federal tax reform4 (20) Adjusted Free Cash Flow $190 $221 $263 $298 $346 Net cash provided by operating & investing activities as a % of net sales 15.7% 17.1% 17.2% 13.0% 21.7% Adjusted Free Cash Flow as a % of net sales 17.2% 17.9% 20.3% 20.6% 21.3% Net cash provided by operating & investing activities as a % of operating income 67% 76% 69% 50% 82% Adjusted Free Cash Flow as a % of Adjusted EBITDA 51% 57% 61% 61% 62% Includes related income tax payments. Deferred compensation and contingent consideration payments related to acquisitions that were recorded as components of net cash provided by operating activities. Proceeds related to the 2025 sale of a parcel of land at a Mineral Fiber plant and the 2024 sales of Architectural Specialties design center, our idled Mineral Fiber plant in St. Helens, Oregon and undeveloped land adjacent to our corporate headquarters. Represents the cash tax benefit from retroactive application of domestic research and development expense deductions for prior years, realized in 2025 as a one-time reduction in cash taxes paid resulting from 2025 federal tax reform.

2025 Segment Adjusted EBITDA Reconciliation Year Ended December 31, 2025 MF AS UC Net sales $1,031 $590 - Operating income (loss) $362 $72 ($3) Add: RIP expense1 - - 2 Add: Acquisition-related impacts2 1 2 - (Less): Gain on sales of fixed assets, net3 (1) - - Adjusted operating income (loss) $362 $74 ($1) Add: Depreciation and amortization 87 34 - Adjusted EBITDA $448 $108 ($1) Operating income margin (Operating income % of net sales) 35.1% 12.2% NM Adjusted EBITDA margin (Adj. EBITDA % of net sales) 43.5% 18.3% NM RIP expense represents only the plan service cost related to the RIP that is recorded within Operating Income. For all periods presented, we were not required to and did not make cash contributions to our RIP. Represents the impact of acquisition-related adjustments for the fair value of inventory, contingent third-party professional fees and changes in fair value of contingent consideration. In 2025, we recorded a gain on sale of a parcel of land at a Mineral Fiber plant. In 2024, we recorded a loss on sale of an undeveloped parcel of land adjacent to our corporate headquarters, which was partially offset by a gain on sale of our idled Mineral Fiber plant in St. Helens, Oregon.

2026 Adj. EBITDA Guidance Reconciliation

	Full Year 2026	
	Low	**High**
Net earnings	**$339**	**$345**
Add: Income tax expense	113	115
Earnings before income taxes	**$452**	**$460**
Add: Interest expense	29	31
Add: Other non-operating (income), net	(4)	(4)
Operating income	**$477**	**$487**
Add: RIP expense[1]	2	2
Add: Acquisition-related impacts[2]	4	4
Add: Severance and cost reduction actions	3	3
Add: Environmental expense	1	1
Adjusted operating income	**$486**	**$496**
Add: Depreciation and amortization	119	124
Adjusted EBITDA	**$605**	**$620**

1. RIP expense represents only the plan service cost that is recorded within Operating income. We do not expect to make cash contributions to our RIP.
2. Represents the impact of third-party professional fees and changes in fair value of contingent consideration.
3. Contingent consideration payments related to acquisitions that were recorded as components of net cash provided by operating activities.
4. RIP (credit) represents the entire actuarial net periodic pension (credit) recorded as a component of net earnings. We do not expect to make any cash contributions to our RIP.
5. Represents acquisition-related intangible amortization, including customer relationships, developed technology, software, trademarks and brand names, non-compete agreements and other intangibles.
6. Adjusted income tax expense is based on an adjusted effective tax rate of approximately 25%, multiplied by adjusted earnings before income taxes.
7. Adjusted diluted EPS guidance for 2026 is calculated based on approximately 42.5 million diluted shares outstanding.

2026 Adj. Free Cash Flow Guidance Reconciliation

	Full Year 2026	
	Low	**High**
Net cash provided by operating activities	**$365**	**$382**
Add: Return of investment from joint venture	114	122
(Less): Capital expenditures	(100)	(110)
Add: Contingent consideration in excess of acquisition-date fair value[3]	2	2
Adjusted Free Cash Flow	**$380**	**$395**

2026 Adj. Diluted EPS Guidance Reconciliation

	Full Year 2026	
	Low	**High**
Net earnings	**$339**	**$345**
Add: Income tax expense	113	115
Earnings before income taxes	**$452**	**$460**
(Less): RIP (credit)[4]	(1)	(1)
Add: Acquisition-related amortization[5]	14	16
Add: Acquisition-related impacts[2]	4	4
Add: Severance and cost reduction actions	3	3
Add: Environmental expense	1	1
Adjusted earnings before income taxes	**$471**	**$481**
(Less): Adjusted income tax expense[6]	(118)	(120)
Adjusted net earnings	**$353**	**$361**
Diluted net earnings per share	$7.99	$8.14
Adjusted diluted net earnings per share[7]	**$8.30**	**$8.50**

36